As filed with the Securities and Exchange Commission on October 13, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Tandem Diabetes Care, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	20-4327508 (I.R.S. Employer Identification Number)

11045 Roselle Street

San Diego, California 92121

(858) 366-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim D. Blickenstaff

President and Chief Executive Officer

Tandem Diabetes Care, Inc.

11045 Roselle Street

San Diego, California 92121

(858) 366-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David B. Berger, Esq. General Counsel Tandem Diabetes Care, Inc. 11045 Roselle Street San Diego, California 92121 (858) 366-6900	Bruce Feuchter, Esq. Ryan C. Wilkins, Esq. Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, California 92660 (949) 725-4000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Offering Price (1)	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share	–	–
Warrants to purchase Common Stock, $0.001 par value per share	–	–
Total	$8,046,250	$1,001.76

(1)

There are being registered hereunder such indeterminate number of shares of the registrant’s common stock, par value $0.001 per share (the “Common Stock”), and such indeterminate number of warrants to purchase shares of the registrant’s Common Stock as shall have an aggregate initial offering price not to exceed $8,046,250. The registrant previously registered securities at an aggregate offering price not to exceed $125,000,000 on a Registration Statement on Form S-3 (File No. 333-200686), which was filed by the registrant on December 2, 2014 and declared effective on December 19, 2014 (the “Prior Registration Statement”). As of the date hereof, a balance of $40,568,750 of such securities remains to be offered and sold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of the registrant’s Common Stock and warrants to purchase Common Stock having a proposed maximum aggregate offering price of $8,046,250 is hereby registered, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed what is registered under such Registration Statements. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s securities that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”).

This Registration Statement relates to the registration statement on Form S-3 (File Number 333-200686) (the “Prior Registration Statement”), which was filed by Tandem Diabetes Care, Inc. (the “Company”) on December 2, 2014 and declared effective on December 19, 2014, and is being filed for the purpose of registering an additional $8,046,250 of the Company’s securities.

The Company hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 13, 2017.

TANDEM DIABETES CARE, INC.

By:	/s/ Kim D. Blickenstaff
Kim D. Blickenstaff
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KIM D. BLICKENSTAFF Kim D. Blickenstaff	President, Chief Executive Officer and Director (Principal Executive Officer)	October 13, 2017

/s/ JOHN CAJIGAS John Cajigas	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 13, 2017

* Dick P. Allen	Director and Chairman of the Board	October 13, 2017

* Edward L. Cahill	Director	October 13, 2017

* Fred E. Cohen, M.D., D.Phil, F.A.C.P.	Director	October 13, 2017

* Howard E. Greene, Jr.	Director	October 13, 2017

* Douglas A. Roeder	Director	October 13, 2017

* Christopher J. Twomey	Director	October 13, 2017

*By:	/s/ Kim D. Blickenstaff
Kim D. Blickenstaff
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Form	File No.	Date of First Filing	Exhibit Number	Provided Herewith
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.					X
23.1	Consent of Independent Registered Public Accounting Firm.					X
23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1).					X
24.1*	Power of Attorney.	S-3	333-200686	December 2, 2014

* Previously filed.